Consent of Independent Certified Public Accountants


Interface Systems, Inc.
5855 Interface Drive
Ann Arbor, Michigan 48103

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement (Form S-8) and in the Prospectus constituting a part of the Registration Statement (Form S-3) of our reports dated November 10, 1995, relating to the consolidated financial statements and schedules of Interface Systems, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1995.

/S/ BDO SEIDMAN, LLP
    BDO SEIDMAN, LLP

Troy, Michigan
December 22, 1995